Exhibit N


THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED IN THE UNITED STATES, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

Financing Warrant No. D-1                                  For the Purchase of
                                Shares of Series D Convertible Preferred Stock

                        WARRANT FOR THE PURCHASE OF
               SHARES OF SERIES D CONVERTIBLE PREFERRED STOCK
                                     OF
                      CONVERGENCE COMMUNICATIONS, INC.
                           (A NEVADA CORPORATION)

         Convergence Communications, Inc., a Nevada corporation ("Company"), hereby certifies that TCW/CCI Holding II LLC ("Investor"), or its registered assigns of this Financing Warrant ("Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company the number of fully paid and nonassessable shares of the Series D Preferred Stock (subject to adjustment as set forth in Section 4 below), $.001 par value per share ("Series D Preferred Stock"), of the Company determined under the provisions of Section 2 hereof at an exercise price of $.01 per share of Series D Preferred Stock, subject to adjustment as set forth in Section 4 below. The shares of Series D Preferred Stock issuable upon exercise of this Financing Warrant, and the exercise price hereunder for each of such shares, each as adjusted from time to time pursuant to the provisions of this Financing Warrant, are hereinafter referred to as the "Warrant Shares" and the "Per Share Exercise Price", respectively.

         This Financing Warrant is one of a series of warrants having similar terms that are contemplated to be issued under that certain Umbrella Stock Purchase Agreement among the Company, Investor, and certain other parties thereto dated February 7, 2001 (the "Purchase Agreement"). Capitalized terms used in this Financing Warrant and not otherwise defined herein shall have the meaning given to them in the Purchase Agreement.

1.       Exercise.

         (a) This Financing Warrant may be exercised by the Registered Holder, in whole or in part, at any time and from time to time during the period from the occurrence of a Realized Valuation Event and through 5:00 p.m. New York time on February 7, 2005 (the "Exercise Period"), provided that events have occurred that permit the determination of the number of Warrant Shares as set forth in Section 2, by surrendering this Financing Warrant, with the purchase form appended hereto as Exhibit A duly executed by the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, together with the purchase price for such shares, which may be paid in cash, or in the manner provided for in Section 3.

         (b) Each exercise of this Financing Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the Financing Warrant shall have been exercised as provided in subsection 1(a) above. At such time, the Person or Persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(c) below, shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

         (c) As soon as practicable after the exercise of this Financing Warrant in whole or in part, and in any event within 20 calendar days after the Per Share Exercise Price shall have been paid, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof, as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

               (i) a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 5 hereof; and

               (ii) in case such exercise is in part only, a new warrant (dated the date hereof) of like tenor, calling in the aggregate on the face thereof for a number of Warrant Shares equal to the number of such shares called for on the face of this Financing Warrant, minus the number of such shares previously issued pursuant to any exercise of the Financing Warrant.

2. Determination of Warrant Shares. The number of Warrant Shares shall be determined as follows, in each case, subject to adjustment as set out in Section 4:

         (a) If, prior to May 1, 2001, the Company shall not have closed the offer and sale of shares of its Series D Preferred Stock having an aggregate purchase price of at least $40 million, then the number of Warrant Shares subject to issuance hereunder shall be equal to that number of Warrant Shares (which number of Warrant Shares shall be limited to the Registered Holder's Pro Rata Portion of the Remaining Shares, subject to adjustment as set forth in Section 4 below) necessary (after taking into consideration all warrants, Convertible Securities and Options) for the Investor to receive a yield on the Securities acquired by the Investor pursuant to the terms of the Purchase Agreement equal to the Target Return (based on the assumption that, in the event the Registered Holder is other than the Investor, this Financing Warrant and the other warrants issued to the Investor in connection with the Purchase Agreement are deemed held by the Investor as of the date of the calculation of the number of Warrant Shares subject to this Financing Warrant). An example of such calculation is set out as Schedule 1 to this Financing Warrant, and the Company and Registered Holder (through the Registered Holder's acceptance of this Financing Warrant) acknowledge that the method implicit in that example be used in making the calculation of the number of Warrant Shares hereunder.

         (b) If a Realized Valuation Event fails to occur prior to the last day of the Exercise Period, then the number of Warrant Shares hereunder shall be the Registered Holder's Pro Rata Portion of the Remaining Shares and the Registered Holder shall be entitled to exercise this Financing Warrant for the full amount of such Warrant Shares at the Per Share Exercise Price.

         (c) This Financing Warrant shall be exercisable only upon the prior exercise or waiver of any exercisable Performance Warrant(s) acquired by the Investor pursuant to the terms of the Purchase Agreement.

3. Cashless Exercise. The Registered Holder may elect to pay the Per Share Exercise Price (a) by surrender to the Company of shares of Common Stock which have been held by the Registered Holder for at least six months, and which have a fair value, on the date of exercise, equal to the Per Share Exercise Price for the number of Warrants exercised, or (b) by a combination of cash and/or Common Stock at the value set forth in this paragraph 3.

4. Adjustments. The number and kind of securities issuable upon the exercise of this Financing Warrant and the Per Share Exercise Price shall be subject to adjustment from time to time in accordance with the following provisions.

         (a)   Certain Definitions. For purposes of this Section 4:

               (i) The term "Additional Shares of Common Stock" shall mean all shares of Common Stock issued, or deemed to be issued by the Company pursuant to subsection (e) of this Section 4 after the first date of issuance of this Financing Warrant (the "Original Issue Date") except:

                      (A)  issuances of Common Stock, Convertible
                           Securities and/or Options to officers,
                           employees, consultants or directors; provided that such issuances pursuant to this clause (A) in the aggregate do not exceed more than 10% of the shares of Common Stock outstanding, as determined on a fully-diluted basis (the "Management Securities"); and

                      (B)  issuances of Common Stock, Convertible
                           Securities, warrants and/or Options arising from the closing of the offer and sale of Series D Preferred Stock on or prior to May 2, 2001.

               (ii) The term "Common Stock" shall mean (A) the Common Stock and (B) the stock of the Company of any class, or series within a class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Company without limit as to the amount or percentage.

               (iii) The term "Convertible Securities" shall mean any evidence of indebtedness, shares or other securities (other than the Series C Warrants, the FondElec/Internexus Warrants, the warrants issued in connection with the Purchase Agreement, or the New Series C Warrants) convertible into or exercisable or exchangeable for Common Stock, and the securities into which such Convertible Securities are convertible or exchangeable by their terms.

               (iv) The term "Options" shall mean any and all rights, options or warrants (other than the Management Securities, the Series C Warrants, the FondElec/Internexus Warrants, warrants issued in connection with the Purchase Agreement, or the New Series C Warrants) to subscribe for, purchase or otherwise in any manner acquire Common Stock or Convertible Securities.

         (b) Merger or Subdivision or Combination of Shares. In the event of a merger or consolidation to which the Company is a party prior to a given exercise of this Financing Warrant, the securities issuable upon the exercise of this Financing Warrant shall, after such merger or consolidation, be exercisable into such kind and number of shares of stock and/or other securities, cash or other property which the Registered Holder would have been entitled to receive if the Registered Holder had exercised this Financing Warrant prior to such consolidation or merger. If outstanding shares of the Series D Preferred Stock are subdivided, or a record is taken of the holders of Series D Preferred Stock for the purpose of so subdividing, prior to a given exercise of this Financing Warrant, the Per Share Exercise Price applicable to the shares issuable upon such exercise shall be reduced proportionately and the number of shares issuable pursuant to this Financing Warrant shall be proportionately increased. If outstanding shares of Series D Preferred Stock are combined, or a record is taken of the holders of Series D Preferred Stock for the purpose of so combining, prior to a given exercise of this Financing Warrant, the Per Share Exercise Price applicable to the shares issuable upon such exercise shall be increased proportionately and the number of shares issuable pursuant to this Financing Warrant shall be proportionately decreased.

         (c) Stock Dividends. If shares of Series D Preferred Stock are issued as a dividend or other distribution on the Series D Preferred Stock (or such dividend or distribution is declared or a record is taken of the holders of Series D Preferred Stock for the purpose of receiving such dividend or distribution), prior to a given exercise of this Financing Warrant, the Per Share Exercise Price applicable to the Warrant Shares issuable upon such exercise shall be adjusted to an amount determined by multiplying the Per Share Exercise Price otherwise applicable by a fraction (i) the numerator of which shall be the number of shares of Series D Preferred Stock outstanding immediately prior to the payment of such dividend or other distribution, and (ii) the denominator of which shall be the total number of shares of Series D Preferred Stock outstanding immediately after the declaration or payment of such dividend or other distribution and the number of Warrant Shares issuable pursuant to this Financing Warrant shall be adjusted to a number determined by multiplying the number of Warrant Shares by the inverse of that fraction. In the event that the Company shall declare or pay any dividend on the Series D Preferred Stock payable in any right to acquire Series D Preferred Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Series D Preferred Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Series D Preferred Stock.

         (d) Issuance of Additional Shares of Common Stock. If the Company issues any Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection (e) below) prior to a given exercise of this Financing Warrant (other than as provided in the foregoing subsections (b) and (c)), for no consideration or for a consideration per share less than the Per Share Exercise Price otherwise applicable to the shares issuable upon such exercise, the Per Share Exercise Price shall be reduced to a price equal to the price at which the Additional Shares of Common Stock were issued.

         (e) Deemed Issue of Additional Shares of Common Stock. If the Company at any time or from time to time after the date hereof issues any Convertible Securities or Options or fixes a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of the securities issuable upon the exercise of such Options, or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue of Options or Convertible Securities or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (i) no further adjustments in the Per Share Exercise Price shall be made by reason of the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or the issue of Common Stock upon the conversion or exchange of such Convertible Securities; and

               (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of shares of Series D Preferred Stock issuable, upon the exercise, conversion or exchange thereof, the Per Share Exercise Price computed taking into account the original issuance of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, by reason of any such increase or decrease becoming effective, shall be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Per Share Exercise Price shall affect Series D Preferred Stock previously issued upon exercise of this Financing Warrant).

         (f) Determination of Consideration. For purposes of this Section 4, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (i)    Cash and Property. Such consideration shall:

                      (A) insofar as it consists of cash, be the aggregate amount of cash received by the Company; and

                      (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of the issue, as determined in good faith by the vote of a majority of the Board, or if the Board cannot reach such agreement, by a qualified independent public accounting firm, other than the accounting firm then engaged as the Company's independent auditors.

               (ii) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to subsection (e) above, relating to Options and Convertible Securities, shall be determined by dividing:

                      (A) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                      (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

         (g) Other Provisions Applicable to Adjustment Under this Section. The following provisions shall be applicable to the adjustments in Per Share Exercise Price as provided in this
               Section 4:

               (i) Treasury Shares. The number of shares of Series D Preferred Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company.

               (ii) Other Action Affecting Series D Preferred Stock. If the Company shall take any action affecting the outstanding number of shares of Series D Preferred Stock other than an action described in any of the foregoing subsections 5(b) through 5(e) hereof, inclusive, which would have an inequitable effect on the holders of this Financing Warrant, then the Per Share Exercise Price shall be adjusted in such manner and at such time as the Board on the advice of the Company's independent public accountants may in good faith determine to be equitable in the circumstances.

               (iii) Minimum Adjustment. No adjustment of the Per Share Exercise Price shall be made if the amount of any such adjustment would be an amount less than one percent (1%) of the Per Share Exercise Price then in effect, but any such amount shall be carried forward and an adjustment in respect thereof shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate an increase or decrease of one percent (1%) or more.

               (iv) Certain Adjustments. The Per Share Exercise Price shall not be adjusted upward except in the event of a combination of the outstanding shares of Series D Preferred Stock into a smaller number of shares of Series D Preferred Stock.

         (h) Adjustment to Lowest Price. The Company acknowledges and agrees that the foregoing provisions of this Section 4 may require adjustments to be made in response to various circumstances, which adjustments may result in varying calculations of the Per Share Exercise Price, and that, notwithstanding any of such foregoing provisions, the Per Share Exercise Price applicable upon a given exercise of this Financing Warrant shall, in any case, be the lowest of the amounts so calculable up to the date of exercise.

         (i) Notices of Adjustments. Whenever the Per Share Exercise Price is adjusted as herein provided, an officer of the Company shall compute the adjusted Per Share Exercise Price in accordance with the foregoing provisions and shall prepare a written certificate setting forth such adjusted Per Share Exercise Price and showing in detail the facts upon which such adjustment is based, and such written instrument shall promptly be delivered to the recordholders of this Financing Warrant.

5. Fractional Shares. The Company shall not be required upon the exercise of this Financing Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the mean between the low bid and high asked prices for the Warrant Shares on the over-the-counter market as reported by the National Association of Securities Dealers, Inc. or the closing market price of the Warrant Shares on a national securities exchange on the trading day immediately prior to the date of exercise, whichever is applicable, or if neither is applicable, then on the basis of the then fair market value of a Warrant Share as shall be reasonably determined by the Board.

6. Limitation on Sales, etc. The Registered Holder acknowledges that this Financing Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and agrees, except as specified in the proviso hereto, not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Financing Warrant or any Warrant Shares issued upon its exercise in the absence of (a) an effective registration statement under the Act as to this Financing Warrant or the Warrant Shares issued upon its exercise or both, as the case may be, and registration or qualification of this Financing Warrant or such Warrant Shares under any applicable Blue Sky or state securities law then in effect, or (b) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required; provided that the Registered Holder may transfer this Financing Warrant at any time to any of its affiliates.

         Without limiting the generality of the foregoing, unless the offering and sale of the Warrant Shares to be issued upon the exercise of the Financing Warrant shall have been effectively registered under the Act and unless the sale is to an affiliate of the Registered Holder, the Company shall be under no obligation to issue the shares covered by such exercise unless and until the Registered Holder shall have executed an investment letter in form and substance reasonably satisfactory to the Company, including a warranty at the time of such exercise that it is acquiring such shares for its own account, for investment and not with a view to, or for sale in connection with, the distribution of any such shares, in which event a legend in substantially the following form shall be endorsed upon the certificate(s) representing the Warrant Shares issued pursuant to such exercise:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or pursuant to the securities or "Blue Sky" laws of any state. Such securities may not be offered, sold, transferred, pledged, hypothecated or otherwise assigned, except pursuant to (i) a registration statement with respect to such securities which is effective under such Act, (ii) Rule 144 or Rule 144A under such Act, or (iii) any other exemption from registration under such Act, provided that, if requested by the Company, an opinion of counsel reasonably satisfactory in form and substance is furnished to the Company that an exemption from the registration requirements of such Act is available.

7. Valid Issuance; Reservation of Stock. All shares of Series D Preferred Stock issuable upon the exercise of this Financing Warrant shall, upon issuance by the Company, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Company. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Financing Warrant, such Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Financing Warrant and shall, if required to effect the purposes of this Financing Warrant, use its best efforts to cause the authorization of additional capital stock of the Company through the amendment of the Company's articles of incorporation or otherwise.

8. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Financing Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Financing Warrant, the Company will issue, in lieu thereof, a new Financing Warrant of like tenor.

9. Transfers, etc. The Registered Holder acknowledges and agrees that this Financing Warrant and its underlying securities are subject to certain restrictions on transfer set forth in the Shareholder Joinder Agreement, and that any transfer of this Financing Warrant shall be subject to the Registered Holder's compliance with such transfer restrictions. The Company will maintain a register containing the names and addresses of the Registered Holders of this Financing Warrant. Any Registered Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change. Until any transfer of this Financing Warrant is made in the warrant register, the Company may treat the Registered Holder of this Financing Warrant as the absolute owner hereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Financing Warrant on the part of any other person; provided, however, that if and when this Financing Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

10. Registration Rights. This Financing Warrant shall entitle the Registered Holder of this Financing Warrant to the registration, holdback, piggyback and other rights set forth in the Registration Rights Agreement dated as of the date hereof by and among the Holder, certain other Persons, and the Company, by which the Registered Holder agrees to be bound.

11. Mailing of Notices, etc. All notices and other communications from the Company to the Registered Holder of this Financing Warrant shall be mailed by first-class certified or registered mail, postage prepaid, sent by reputable overnight delivery or by facsimile to the address furnished to the Company in writing by the last Registered Holder of this Financing Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Financing Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, sent by reputable overnight delivery or by facsimile (801-532-6060) to the Company at its offices at 102 West 500 South, Suite 320, Salt Lake City, Utah 84101, to the attention of Senior Vice President Administrator & Legal, or such other address, or to the attention of such other officer, as the Company shall so notify the Registered Holder.

12. No Rights as Stockholders. Until the exercise of this Financing Warrant, the Registered Holder of this Financing Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

13. Change or Waiver. Any term of this Financing Warrant may be changed or waived only by an instrument in writing signed by the party against whom enforcement of the change or waiver is sought.

14. Headings. The headings of this Financing Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Financing Warrant.

15. Governing Law. This Financing Warrant will be governed by and construed in accordance with the law of the State of New York including Section 5-1401 of the New York General Obligations Law. All disputes arising under or relation to this Financing Warrant shall first be subject to conciliation in accordance with the Rules of Conciliation of the International Chamber of Commerce and, failing conciliation, be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said Rules. The place of arbitration shall be New York, New York. The language of the arbitration shall be English. In the event any dispute under the Purchase Agreement relates in any way to the validity, performance or interpretation of this Financing Warrant and an arbitral tribunal is constituted pursuant to Section 11(n) of the Purchase Agreement, all parties to any dispute hereunder agree (i) to be joined to the procedures initiated pursuant to Section 11(n) of the Purchase Agreement; (ii) to have any proceedings initiated hereunder consolidated with proceedings initiated pursuant to
         Section 11(n) of the Purchase Agreement and (iii) to be bound by any ruling of the arbitral tribunal constituted pursuant to
         Section 11(n) of the Purchase Agreement or any interim or final award thereof. Submission of disputes to arbitration pursuant to the Rules of Arbitration of the International Chamber of Commerce, in consolidation with any disputes submitted to arbitration pursuant to Section 11(n) of the Purchase Agreement as provided above, shall be the sole method of resolving disputes between the Parties hereto. Judgment upon an arbitration award may be entered in any court having jurisdiction.

16.      Definitions. For purposes of this Financing Warrant:

         (a) "Business Days" means the day on which banks are open in the state of New York;

         (b) "Closing" means the closing of the transactions contemplated by the Purchase Agreement;

         (c) "FondElec/Internexus Warrants" means the warrants issued to FondElec Essential Services Growth Fund L.P. and Internexus S.A. on October 18, 1999, as described in the Participation Agreement;

         (d) "IRR Warrants" have the meaning given that term in the Purchase Agreement;

         (e) "New Series C Warrants" means the warrants of approximately even date herewith issued by the Company to the investors in the Series C Shares and pursuant to which such investors have the right to acquire shares of the Company's Common Stock on terms similar to the Performance Warrants;

         (f) "Participation Agreement" means the Participation Agreement among the Company and certain other parties dated October 15, 1999;

         (g) "Performance Warrants" has the meaning given that term in the Purchase Agreement;

         (h) "Pro Rata Portion" means the quotient obtained by dividing the number of shares of Series D Preferred Stock acquired by the Registered Holder pursuant to the Purchase Agreement by the total number of shares of Series D Preferred Stock sold by the Company on or before May 1, 2001; provided, however, that the number of shares of Series D Preferred Stock that may be acquired hereunder based on a Registered Holder's Pro Rata Portion shall be limited to the number of shares of Series D Preferred Stock acquired by the Investor under the terms of Section 2(a)(i) of the Purchase Agreement;

         (i) "Realized Valuation Event" shall have the meaning given to it in the IRR Warrant;

         (j) "Remaining Shares" means the number of shares determined by dividing (1) $40 million, less the aggregate purchase price received by the Company from its offer and sale of the Series D Convertible Preferred Stock on or before May 1, 2001, (2) by $9.30;

         (k) "Series C Shares" means the shares of the Company's Series C Convertible Preferred Stock sold by the Company pursuant to the terms of the Participation Agreement;

         (l) "Series C Warrants" has the meaning set forth in Section 2(iv) of the Participation Agreement;

         (m) "Series D Preferred Stock" means shares of the Company's Series D Convertible Preferred Stock, par value $.001 per share;

         (n) "Series D Shares" means the shares of Series D Preferred Stock sold by the Company pursuant to the terms of the Purchase Agreement;

         (o) "Shareholder Joinder Agreement" has the meaning given that term in the Purchase Agreement; and

         (p)   "Target Return" has the meaning set forth in the IRR
               Warrant.

Dated: February 7, 2001

                                           CONVERGENCE COMMUNICATIONS, INC.


                                           By: /s/ Troy D'Ambrosio
                                              -----------------------------
                                              Name:  Troy D'Ambrosio
                                              Title: Sr. Vice President



                                 EXHIBIT A

                               PURCHASE FORM


To:      Convergence Communications, Inc.
         102 West 500 South
         Suite 320
         Salt Lake City, Utah 84101
         Attention:  Senior Vice President
                     Administration & Legal

                                                          Dated:

         In accordance with the provisions set forth in the attached Financing Warrant, the undersigned hereby irrevocably elects to purchase _________ shares of the Series D Convertible Preferred Stock covered by such Financing Warrant and herewith makes payment therefor in full at the price per share provided for in such Financing Warrant.

         The undersigned has had the opportunity to ask questions of and receive answers from the officers of the Company regarding the affairs of the Company and related matters, and has had the opportunity to obtain additional information necessary to verify the accuracy of all information so obtained.

         The undersigned understands that the shares have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction, and hereby represents to the Company that the undersigned is acquiring the shares for its own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such shares.

                                                     Signature

                                                     Address


CCI Adjustment Warrant Price Calculation                                                                  IRR & Financing Warrant
All Warrants Scenario                                                                                                  Schedule 1
                                                                                                                           Page 1


                                    Shares       Effective Price
Pre-Series D Round Shares        30,016,819
Series D Shares                   3,096,770        $   9.30
Maximum Performance Warrants        464,514
Maximum Financing Warrants        3,096,770
Maximum IRR Warrants                464,514




------------------------
Year 1
------------------------

Company Value           $ 307,956,378   $ 350,000,000   $ 400,000,000   $ 450,000,000  $ 500,000,000  $550,000,000  $ 600,000,000
FD Shares B4 Adj           33,113,589      33,113,589      33,113,589      33,113,589     33,113,589    33,113,589     33,113,589
Per Share Value         $        9.30   $       10.57   $       12.08   $       13.59  $       15.10  $      16.61  $       18.12
PP IRR                           0.0%           13.7%           29.9%           46.1%          62.4%         78.6%          94.8%
Performance Warrant           464,514         464,514         464,514         464,514        464,514       464,514        464,514
Financing Warrant           1,150,000         506,000               -               -              -             -              -
IRR Warrant                         -               -               -               -              -             -              -
Total Warrants              1,614,514         970,514         464,514         464,514        464,514       464,514        464,514
Strike Price            $        0.01   $        0.01   $        0.01   $       13.59  $       15.10  $      16.61  $       18.12
Adjusted Shares            34,728,103      34,084,103      33,578,103      33,578,103     33,578,103    33,578,103     33,578,103
Adjusted Company Value  $ 307,972,523   $ 350,009,705   $ 400,004,645   $ 456,312,553  $ 507,013,948  $557,715,343  $ 608,416,738
Value/Share             $        8.87   $       10.27   $       11.91   $       13.59  $       15.10  $      16.61  $       18.12
PP IRR                          45.0%           45.0%           47.3%           46.1%          62.4%         78.6%          94.8%
Average Adjusted Cost            6.11            7.08            8.09            8.09           8.09          8.09           8.09


------------------------
Year 2
------------------------
Co. Value               $ 307,956,378   $ 350,000,000   $ 400,000,000   $ 450,000,000  $ 500,000,000  $550,000,000  $ 600,000,000
FD Shares B4 Adj           33,113,589      33,113,589      33,113,589      33,113,589     33,113,589    33,113,589     33,113,589
Per Share Value         $        9.30   $       10.57   $       12.08   $       13.59  $       15.10  $      16.61  $       18.12
PP IRR                           0.0%            6.6%           14.0%           20.9%          27.4%         33.6%          39.6%
Performance Warrant           464,514         464,514         464,514         464,514        464,514       464,514        464,514
Financing Warrant           3,096,770       2,730,000       1,800,000       1,110,000        575,000       155,000              -
IRR Warrant                   464,514               -               -               -              -             -              -
Total Warrants              4,025,798       3,194,514       2,264,514       1,574,514      1,039,514       619,514        464,514
Strike Price            $        0.01   $        0.01   $        0.01   $        0.01  $        0.01  $       0.01  $        0.01
Adjusted Shares            36,674,873      36,308,103      35,378,103      34,688,103     34,153,103    33,733,103     33,578,103
Adjusted Company Value  $ 307,991,991   $ 350,031,945   $ 400,022,645   $ 450,015,745  $ 500,010,395   550,006,195  $ 600,004,645
Value/Share             $        8.40   $        9.64   $       11.31   $       12.97  $       14.64       $ 16.30  $       17.87
PP IRR                          44.0%           45.0%           45.0%           45.0%          45.0%         45.0%          48.6%
Average Adjusted Cost            4.04            4.58            5.37            6.17           6.96          7.75           8.09


------------------------
Year 3
------------------------
Co. Value               $ 307,956,378   $ 350,000,000   $ 400,000,000   $ 450,000,000  $ 500,000,000  $550,000,000  $ 600,000,000
FD Shares B4 Adj           33,113,589      33,113,589      33,113,589      33,113,589     33,113,589    33,113,589     33,113,589
Per Share Value         $        9.30   $       10.57   $       12.08   $       13.59  $       15.10  $      16.61  $       18.12
PP IRR                           0.0%            4.4%            9.1%           13.5%          17.5%         21.3%          24.9%
Performance Warrant           464,514         464,514         464,514         464,514        464,514       464,514        464,514
Financing Warrant           3,096,770       3,096,770       3,096,770       3,096,770      2,845,000     2,150,000      1,590,000
IRR Warrant                   464,514         464,514         464,514         464,514              -             -              -
Total Warrants              4,025,798       4,025,798       4,025,798       4,025,798      3,309,514     2,614,514      2,054,514
Strike Price            $        0.01   $        0.01   $        0.01   $        0.01  $        0.01  $       0.01  $        0.01
Adjusted Shares            36,674,873      36,674,873      36,674,873      36,674,873     36,423,103    35,728,103     35,168,103
Adjusted Company Value  $ 307,991,991   $ 350,035,613   $ 400,035,613   $ 450,035,613  $ 500,033,095   550,026,145  $ 600,020,545
Value/Share             $        8.40   $        9.54   $       10.91   $       12.27  $       13.73  $      15.39  $       17.06
PP IRR                          27.5%           33.1%           39.1%           44.7%          45.0%         45.0%          45.0%
Average Adjusted Cost            4.04            4.04            4.04            4.04           4.50          5.04           5.59


Yr1IRR                  $       (9.30)  $       (9.30)  $       (9.30)  $       (9.30) $       (9.30) $      (9.30) $       (9.30)
                        $        9.30   $       10.57   $       12.08   $       13.59  $       15.10  $      16.61  $       18.12

Yr1 Adj IRR                     (6.12)          (7.08)          (8.09)          (9.30)         (9.30)        (9.30)         (9.30)
                        $        8.87   $       10.27   $       11.91   $       13.59  $       15.10  $      16.61  $       18.12

Yr2 IRR                 $       (9.30)  $       (9.30)  $       (9.30)  $       (9.30) $       (9.30) $      (9.30) $       (9.30)
                                    0               0               0               0              0             0              0
                        $        9.30   $       10.57   $       12.08   $       13.59  $       15.10  $      16.61  $       18.12

Yr2 Adj IRR                     (4.05)          (4.58)          (5.38)          (6.17)         (6.97)        (7.75)         (8.09)
                                    0               0               0               0              0             0              0
                        $        8.40   $        9.64   $       11.31   $       12.97  $       14.64  $      16.30  $       17.87

Yr3 IRR                 $       (9.30)  $       (9.30)  $       (9.30)  $       (9.30) $       (9.30) $      (9.30) $       (9.30)
                                    0               0               0               0              0             0              0
                                    0               0               0               0              0             0              0
                        $        9.30   $       10.57   $       12.08   $       13.59  $       15.10  $      16.61  $       18.12

Yr3 IRR Adj                     (4.05)          (4.05)          (4.05)          (4.05)         (4.50)        (5.05)         (5.59)
                                    0               0               0               0              0             0              0
                                    0               0               0               0              0             0              0
                        $        8.40   $        9.54   $       10.91   $       12.27  $       13.73  $      15.39  $       17.06




CONTINUATION OF ABOVE TABLE


------------------------
Year 1
------------------------
Company Value            $ 650,000,000  $ 700,000,000   $750,000,000    $ 800,000,000  $ 850,000,000  $ 900,000,000 $  950,000,000
FD Shares B4 Adj            33,113,589     33,113,589     33,113,589       33,113,589     33,113,589     33,113,589     33,113,589
Per Share Value          $       19.63  $       21.14   $      22.65    $       24.16  $       25.67  $       27.18 $        28.69
PP IRR                          111.1%         127.3%         143.5%           159.8%         176.0%         192.2%         208.5%
Performance Warrant            464,514        464,514        464,514          464,514        464,514        464,514        464,514
Financing Warrant                    -              -              -                -              -              -              -
IRR Warrant                          -              -              -                -              -              -              -
Total Warrants                 464,514        464,514        464,514          464,514        464,514        464,514        464,514
Strike Price                   $ 19.63  $       21.14        $ 22.65    $       24.16  $       25.67  $       27.18 $        28.69
Adjusted Shares             33,578,103     33,578,103     33,578,103       33,578,103     33,578,103     33,578,103     33,578,103
Adjusted Company Value   $ 659,118,133  $ 709,819,528   $760,520,922    $ 811,222,317  $ 861,923,712  $ 912,625,107 $  963,326,502
Value/Share              $       19.63  $       21.14   $      22.65    $       24.16  $       25.67  $       27.18 $        28.69
PP IRR                          111.1%         127.3%         143.5%           159.8%         176.0%         192.2%         208.5%
Average Adjusted Cost             8.09           8.09           8.09             8.09           8.09           8.09           8.09


------------------------
Year 2
------------------------
Co. Value                $ 650,000,000  $ 700,000,000  $ 750,000,000    $ 800,000,000  $ 850,000,000  $ 900,000,000 $  950,000,000
FD Shares B4 Adj            33,113,589     33,113,589     33,113,589       33,113,589     33,113,589     33,113,589     33,113,589
Per Share Value          $       19.63  $       21.14  $       22.65    $       24.16  $       25.67  $       27.18 $        28.69
PP IRR                           45.3%          50.8%          56.1%            61.2%          66.1%          71.0%          75.6%
Performance Warrant            464,514        464,514        464,514          464,514        464,514        464,514        464,514
Financing Warrant                    -              -              -                -              -              -              -
IRR Warrant                          -              -              -                -              -              -              -
Total Warrants                 464,514        464,514        464,514          464,514        464,514        464,514        464,514
Strike Price             $       19.63  $       21.14        $ 22.65    $       24.16  $       25.67  $       27.18 $        28.69
Adjusted Shares             33,578,103     33,578,103     33,578,103       33,578,103     33,578,103     33,578,103     33,578,103
Adjusted Company Value   $ 659,118,133  $ 709,819,528  $ 760,520,922    $ 811,222,317  $ 861,923,712  $ 912,625,107 $  963,326,502
Value/Share              $       19.63  $       21.14  $       22.65    $       24.16  $       25.67  $       27.18 $        28.69
PP IRR                           45.3%          50.8%          56.1%            61.2%          66.1%          71.0%          75.6%
Average Adjusted Cost             8.09           8.09           8.09             8.09           8.09           8.09           8.09


------------------------
Year 3
------------------------
Co. Value                $ 650,000,000  $ 700,000,000  $ 750,000,000    $ 800,000,000  $ 850,000,000  $ 900,000,000 $  950,000,000
FD Shares B4 Adj            33,113,589     33,113,589     33,113,589       33,113,589     33,113,589     33,113,589     33,113,589
Per Share Value          $       19.63  $       21.14        $ 22.65    $       24.16  $       25.67  $       27.18 $        28.69
PP IRR                           28.3%          31.5%          34.5%            37.5%          40.3%          43.0%          45.6%
Performance Warrant            464,514        464,514        464,514          464,514        464,514        464,514        464,514
Financing Warrant            1,130,000        750,000        420,000                -              -              -              -
IRR Warrant                          -              -              -                -              -              -              -
Total Warrants               1,594,514      1,214,514        884,514          464,514        464,514        464,514        464,514
Strike Price             $        0.01  $        0.01         $ 0.01    $        0.01  $        0.01  $        0.01 $        28.69
Adjusted Shares             34,708,103     34,328,103     33,998,103       33,578,103     33,578,103     33,578,103     33,578,103
Adjusted Company Value   $ 650,015,945  $ 700,012,145  $ 750,008,845    $ 800,004,645  $ 850,004,645  $ 900,004,645 $  963,326,502
Value/Share              $       18.73  $       20.39  $       22.06    $       23.83  $       25.31  $       26.80 $        28.69
PP IRR                           45.0%          45.0%          45.0%            43.3%          46.3%          49.1%          45.6%
Average Adjusted Cost             6.14           6.68           7.23             8.09           8.09           8.09           8.09


Yr1IRR                   $       (9.30) $       (9.30) $       (9.30)   $       (9.30) $       (9.30) $       (9.30)$        (9.30)
                         $       19.63  $       21.14  $       22.65    $       24.16        $ 25.67  $       27.18 $        28.69

Yr1 Adj IRR                      (9.30)         (9.30)         (9.30)           (9.30)         (9.30)         (9.30)         (9.30)
                         $       19.63  $       21.14  $       22.65    $       24.16  $       25.67  $       27.18  $       28.69

Yr2 IRR                  $       (9.30) $       (9.30) $       (9.30)   $       (9.30) $       (9.30) $       (9.30) $       (9.30)
                                     0              0              0                0              0              0              0
                         $       19.63  $       21.14  $       22.65    $       24.16  $       25.67  $       27.18  $       28.69

Yr2 Adj IRR                      (9.30)         (9.30)         (9.30)           (9.30)         (9.30)         (9.30)         (9.30)
                                     0              0              0                0              0              0              0
                         $       19.63  $       21.14  $       22.65    $       24.16  $       25.67  $       27.18  $       28.69

Yr3 IRR                  $       (9.30) $       (9.30) $       (9.30)   $       (9.30) $       (9.30) $       (9.30) $       (9.30)
                                     0              0              0                0              0              0              0
                                     0              0              0                0              0              0              0
                         $       19.63  $       21.14  $       22.65    $       24.16  $       25.67  $       27.18  $       28.69

Yr3 IRR Adj                      (6.14)         (6.68)         (7.24)           (8.09)         (8.09)         (8.09)         (9.30)
                                     0              0              0                0              0              0              0
                                     0              0              0                0              0              0              0
                         $       18.73  $       20.39  $       22.06    $       23.83  $       25.31  $       26.80  $       28.69





Convergence Communications, Inc.                                                                  Financing Warrant
Financing Warrant Calculation                                                                     Schedule 1



Calculation of Number of Series D Shares Purchasable:
           Total Series D Financing Threshold                                                 $ 40,000,000
           Less Series D Financing Raised at Closing                                          $ 28,800,000 1
                                                                                          -----------------

           Total Additional Series D Financing Threshold                                      $ 11,200,000
           Additional Series D Financing Raised by May 1 (for example purposes only)          $  5,000,000
                                                                                          -----------------

           Amount of Series D Financing Threshold not met (for example purposes only)         $  6,200,000
           Divided by Series D Price Per Share                                                $       9.30
                                                                                          -----------------

           Total Number of Series D Share Purchasable Subject to 45% return criteria               666,666
                                                                                          =================


Allocation of Total Number of Series D Shares Purchasable:
                                                                                         % Ownership             Allocation
                                                                                            of Series           of Series D
                                                                                             D Shares              Shares
                                                                                            at Closing          Purchasable
                                                                                         -----------------     ---------------
           TCW/CCI Holding II LLC                                                             34.7%             231,482
           Telematica EDC, C.A.  1                                                            34.7%             231,482
           Norberto Priu                                                                       5.9%              39,351
           Raquel Emilse Oddone de Ostry                                                       4.5%              30,092
           Glacier Latin-America Ltd.                                                          2.8%              18,519
           Morely Capital Management III, LLC  1                                              17.4%             115,740
                                                                                         -----------         -----------

                                                                                             100.0%             666,666
                                                                                         ===========         ===========

                                                                                                   check        666,666

Notes:     1 = Assumes full payment of proceeds in accordance with paragraph 2(d) of the Umbrella Stock Purchase Agreement.